Exhibit 16.1

PricewaterhouseCoopers LLP

Cambridge, United Kingdom

www.pwc.com

April 5, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statement made by F-star Therapeutics, Inc. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of F-star Therapeutics, Inc., dated March 31, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cambridge, United Kingdom